EXHIBIT 21.1

LIST OF SUBSIDIARIES OF

LKQ CORPORATION

Subsidiary	Jurisdiction	Assumed Names
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; ARSCO
Accu-Parts LLC	New York
Akron Airport Properties, Inc.	Ohio
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina
Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
DAP Trucking, LLC	Florida
Distribuidora Hermanos Copher Internacional, SA	Costa Rica
Double R Auto Sales, Inc.	Florida
Fenders and More, Inc.	Tennessee
Greenleaf Auto Recyclers, LLC	Delaware
Hermanos Copher Internacional, SA	Guatemala
KAI China LLC KAIR IL, LLC	Delaware Illinois
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries, Inc.	California
Keystone Automotive Industries BC, Inc.	British Columbia
Keystone Automotive Industries CDN, Inc.	Ontario
Keystone Automotive Industries FL, Inc.	Florida
Keystone Automotive Industries MN, Inc.	Minnesota
Keystone Automotive Industries Nevada, Inc.	Nevada
Keystone Automotive Industries ON, Inc.	Ontario
Keystone Automotive Industries QC, Inc.	Quebec
Keystone Automotive Industries Resources, Inc.	Delaware
Keystone Automotive Industries TN, Inc.	Tennessee
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ of Tulsa
LKQ Atlanta, L.P.	Delaware	LKQ Carolina
LKQ Auto Parts of Central California, Inc.	California
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store
LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast

LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc. LKQ Canada ULC	New York Alberta
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida
LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
LKQ Delaware LLP	Delaware
LKQ Dominion Auto Recycling Inc.	Ontario
LKQ Foster Auto Parts, Inc.	Oregon	LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp. LKQ Headline Auto Parts Ltd.	Indiana Ontario	LKQ Star Auto Parts
LKQ Heavy Truck-Texas Best Diesel, LP	Texas
LKQ Holding Co.	Delaware
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Oklahoma City; LKQ of NW Arkansas
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
LKQ Minnesota, Inc. LKQ M Robert Inc.	Minnesota Quebec	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend
LKQ of Michigan Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware
LKQ Ontario LP	Ontario
LKQ Penn-Mar, Inc.	Pennsylvania	LKQ Thruway Auto Parts
LKQ Pintendre Auto, Inc.	Quebec
LKQ Powertrain, Inc.	Delaware
LKQ Raleigh Auto Parts Corp.	North Carolina
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina; LKQ Richmond
LKQ Savannah, Inc.	Georgia
LKQ Self Service Auto Parts-Memphis LLC	Tennessee
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma
LKQ Self Service Auto Parts-Holland, Inc.	Michigan
LKQ Self Service Auto Parts-Kalamazoo, Inc. LKQ Shaw Auto Recyclers Inc.	Michigan Ontario
LKQ Smart Parts, Inc.	Delaware
LKQ Southwick LLC	Massachusetts
LKQ Triplett ASAP, Inc.	Ohio
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus

LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
Michael Auto Parts, Incorporated	Florida
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland
Potomac German Auto South, Inc.	Florida
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
Scrap Processors, LLC	Illinois
Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona, LLC
Supreme Auto Parts, Inc.	Pennsylvania
Transmetco Corporation	Indiana
U-Pull-It, Inc.	Illinois
U-Pull-It, North, LLC	Illinois